FORM OF PROXY SOLICITED BY THE MANAGEMENT OF
                 COTTON VALLEY RESOURCES CORPORATION FOR USE AT
                 THE ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON DECEMBER 10, 1996

     The undersigned shareholder(s) of COTTON VALLEY RESOURCES CORPORATION (the "Corporation") hereby appoint(s) in respect of all of his shares of the Corporation Eugene A. Soltero, Chief Executive Officer or failing him, James E. Hogue, President, or in lieu of the foregoing as nominee of the undersigned, with power of substitution, to attend, act and vote for the undersigned at the Annual and Special Meeting of Shareholders of the Corporation to be held on the 10th day of December, 1996, and any adjournment or adjournments thereof:

1. TO VOTE FOR ( ) WITHHOLD FROM VOTING IN ( ) the election of directors.

2. TO VOTE FOR ( ) WITHHOLD FROM VOTING ON ( ) the appointment of Coopers & Lybrand, Chartered Accountants as auditors of the Corporation; and authorizing the directors of the Corporation to fix their remuneration.

3. TO VOTE FOR ( ) AGAINST ( ) the resolution approving the proposed financing of between US$7,500,000 and US$20,000,000 through the issuance of a minimum of 1,250,000 units and a maximum of 3,333,333 units.

4. TO VOTE FOR ( ) AGAINST ( ) the special resolution approving the continuance of the Corporation from the jurisdiction of the Province of Ontario into the jurisdiction of the Yukon Territory.


         This Proxy revokes and supersedes all proxies of earlier date.

                  If any amendments or variations to matters identified in the Notice of Meeting are proposed at the Meeting or if any other matters properly come before the Meeting, this proxy confers discretionary authority to vote on such amendments or variations or such other matters according to the best judgment of the person voting the proxy at the Meeting.

                  DATED the           day of                  , 1996.




                                            Signature of Shareholder(s)



                                   Print Name

                        (SEE NOTES ON BACK OF THIS PAGE)

0157477.01

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NOTES:

(1) This form of proxy must be dated and signed by the appointor or his attorney authorized in writing or, if the appointer if a body corporate, this form of proxy must be executed by an officer or attorney thereof duly authorized. If the proxy is not dated, it will be deemed to bear the date on which it was mailed.

(2) The shares represented by this proxy will be voted or withheld from voting in accordance with the instructions of the shareholder on any ballot that may be called for.

(3) A SHAREHOLDER HAS THE RIGHT TO APPOINT A PERSON (WHO NEED NOT BE A SHAREHOLDER) TO ATTEND AND ACT FOR HIM ON HIS BEHALF AT THE MEETING OTHER THAN THE PERSONS DESIGNATED IN THE ENCLOSED FORM OF PROXY. SUCH RIGHT MAY BE EXERCISED BY STRIKING OUT THE NAMES OF THE PERSONS DESIGNATED IN THIS FORM OF PROXY AND BY INSERTING IN THE BLANK SPACE PROVIDED FOR THAT PURPOSE THE NAME OF THE DESIRED PERSON OR BY COMPLETING ANOTHER FORM OF PROXY AND, IN EITHER CASE, DELIVERING THE COMPLETED AND EXECUTED PROXY TO THE CORPORATION AT ANY TIME UP TO AND INCLUDING THE LAST BUSINESS DAY PRECEDING THE TIME OF THE MEETING OR ANY ADJOURNMENT THEREOF.

(4) IN THE ABSENCE OF INSTRUCTIONS TO THE CONTRARY, THE PERSONS NAMED IN THIS FORM OF PROXY WILL VOTE FOR EACH OF THE MATTER IDENTIFIED IN THIS PROXY.

(5)      This proxy ceases to be valid one year from its date.

(6) If your address as shown is incorrect, please give your correct address when returning this proxy.

0157477.01

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